Exhibit 99.1

New River Pharmaceuticals Announces Year-End Results

Radford, VA., March 10, 2006 - New River Pharmaceuticals Inc. (NASDAQ: NRPH) today announced its financial results for the year ended January 1, 2006. New River recognized a net loss of $29.9 million, or $0.83 per share, for the fiscal year ended January 1, 2006, compared to a net loss of $14.3 million, or $0.48 per share, for the fiscal year ended January 2, 2005.

Cash and short-term investment balances were $52.8 million at January 1, 2006. On February 6, 2006, New River received $50 million under the terms of its collaboration agreement with Shire Pharmaceuticals Group plc (Shire) (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ) with respect to NRP104, New River’s lead drug under development. To date, New River has received $100 million under the terms of its collaboration with Shire, a portion of which is refundable under certain circumstances.

General and administrative expenses were $13.2 million for the fiscal year ended January 1, 2006, compared to $5.9 million for the fiscal year ended January 2, 2005. The increase in these costs is primarily due to an increase in compensation-related costs, including stock-based compensation, and a general increase in various other administrative costs associated with New River’s operating as a public company, such as directors’ and officers’ insurance costs and legal expenses.

Research and development expenses were $18.4 million for the fiscal year ended January 1, 2006 compared to $10.2 million for the fiscal year ended January 2, 2005. This increase was primarily the result of the continued expansion of New River’s research and development programs and clinical trials associated with NRP104 and increases in compensation-related costs, including stock-based compensation.

"We are pleased with our performance in 2005. The year was highlighted by the filing of the new drug application on NRP104, our lead compound under development, for the treatment of Attention Deficit Hyperactivity Disorder in pediatric populations,” said Krish Krishnan, New River’s Chief Financial Officer and Chief Operating Officer. “We believe that this advancement together with the progress on our other pipeline products positions us well for future growth. Looking forward, we anticipate receiving approval from the FDA on NRP104 in the second half of 2006 and making IND filings on NRP409 and NRP388, the two most advanced candidates in our preclinical pipeline, by the end of the second quarter of 2006. In addition, we plan to continue to develop NRP290, our second most advanced compound, and other drug products in our research pipeline.”

New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are generational improvements of widely prescribed drugs in large and growing markets.

For further information on New River, please visit the company’s website at www.nrpharma.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals Inc. annual report on Form 10-K, filed with the SEC on April 1, 2005; the timing, progress and likelihood of success of our product research and development programs; the timing and status of our preclinical and clinical development of potential drugs; the likelihood of success of our drug products in clinical trials and the regulatory approval process; our drug products’ efficacy, abuse and tamper resistance, onset and duration of drug action, ability to provide protection from overdose, ability to improve patients’ symptoms, incidence of adverse events, ability to reduce opioid tolerance, ability to reduce therapeutic variability, and ability to reduce the risks associated with certain therapies; the ability to develop, manufacture, launch and market our drug products; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likelihood of obtaining favorable scheduling and labeling of our drug products; the likelihood of regulatory approval under the Federal Food, Drug, and Cosmetic Act without having to conduct long and costly trials to generate all of the data which are often required in connection with a traditional new chemical entity; our ability to develop safer and improved versions of widely prescribed drugs using our Carrierwave™ technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals’ annual report on Form 10-K, filed with the SEC on April 1, 2005, as well as other public filings with the SEC.

Contacts:
The Ruth Group
John Quirk (investors)	Zack Kubow (media)
646-536-7029	646-536-7020
jquirk@theruthgroup.com	zkubow@theruthgroup.com

NEW RIVER PHARMACEUTICALS INC. AND SUBSIDIARY Consolidated Balance Sheets January 1, 2006 and January 2, 2005
Assets	2005	2004
Current assets:
Cash and cash equivalents	$3,515,572	$4,018,556
Short-term investments	49,250,000	21,150,000
Other receivables	135,755	24,747
Prepaid expenses	798,090	315,644
Total current assets	53,699,417	25,508,947
Property and equipment:
Leasehold improvements	94,609	76,860
Machinery and equipment	819,472	686,895
	914,081	763,755
Less accumulated depreciation and amortization	653,427	502,890
Property and equipment, net	260,654	260,865
Total assets	$53,960,071	$25,769,812
Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Capital lease obligation - current	$22,298	$—
Accounts payable	1,548,473	701,175
Unpaid and accrued research and development expenses	3,201,732	2,100,421
Accrued compensation	2,203,898	1,506,413
Due to affiliates	34,138	76,920
Total current liabilities	7,010,539	4,384,929

Capital lease obligation - noncurrent	27,148	—
Accrued stock-based compensation	3,404,435	—
Deferred revenue	50,000,000	—
Total liabilities	60,442,122	4,384,929

Shareholders’ Equity (Deficit):
Preferred stock, par value $0.001 per share. Authorized 25,000,000 shares; none issued and outstanding	—	—
Common stock, par value $0.001 per share. Authorized 150,000,000 shares; issued and outstanding 36,367,064 shares in 2005 and 35,549,108 shares in 2004	36,367	35,549
Additional paid-in capital	63,326,824	61,328,256
Accumulated deficit	(69,845,242)	(39,978,922)
Total shareholders’ equity (deficit)	(6,482,051)	21,384,883
Commitments and contingencies
Total liabilities and shareholders’ equity (deficit)	$53,960,071	$25,769,812

NEW RIVER PHARMACEUTICALS INC. AND SUBSIDIARY Consolidated Statements of Operations Fiscal years ended January 1, 2006, January 2, 2005 and December 28, 2003
	2005	2004	2003
Operating costs and expenses:
Selling, general, and administrative	$13,228,644	5,932,839	1,528,872
Research and development	18,366,376	10,235,111	3,138,655
Depreciation and amortization of property and equipment	156,597	119,450	140,278
Total operating expenses	31,751,617	16,287,400	4,807,805
Operating loss	(31,751,617)	(16,287,400)	(4,807,805)
Other income (expense):
Gain on settlement of litigation	—	1,764,043	—
Loss on disposal of property and equipment	—	(18,776)	—
Interest expense	(4,976)	(11,422)	(12,804)
Interest income	1,890,273	218,645	4,184
Total other income (expense), net	1,885,297	1,952,490	(8,620)
Net loss	$(29,866,320)	(14,334,910)	(4,816,425)
Net loss per share: Basic and diluted	$(0.83)	(0.48)	(0.20)